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                                                                    EXHIBIT 99.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In Re:                              )
                                    )     Chapter 11
CMI Industries, Inc.,               )
                                    )     Involuntary Case No. 01-01660
                   Alleged Debtor.  )
------------------------------------)

                           ORDER GRANTING JOINT MOTION
                         TO DISMISS INVOLUNTARY PETITION


         The matter before the court is the Joint Motion To Dismiss Involuntary Petition pursuant to 11 U.S.C. ss. 303(j) (the "Joint Motion") filed by CMI Industries, Inc.'s ("CMI" or the "Company") together with Chancellor\Triton CBO, Limited, by Triton Partners, LLC as Manager ("Chancellor"), Mr. Washington CBO I, Limited by Triton Partners, LLC, as Manager ("Triton") and Atlantic Global Funding, by Delaware Investment Advisors as Manager ("Delaware Investment") (the "Petitioning Creditors").

         The Joint Motion seeks dismissal of the involuntary petition filed against CMI on May 3, 2001.

         The Petitioning Creditors and the Company have engaged in extensive negotiations since the filing of the involuntary petition, which negotiations have culminated in an agreement to dismiss the involuntary petition.
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         Based upon the evidence presented and good cause having been shown therefore, it is hereby

         ORDERED, ADJUDGED AND DECREED as follows:

         1. The involuntary case shall be, and hereby is, dismissed with prejudice:

         2. The Petitioning Creditors and CMI shall be, and hereby are, enjoined from commencing any action in any other court or forum regarding the subject matter hereof until either the Petitioning Creditors or CMI, as applicable, gives Notice as defined below. If (i) CMI terminates the Advisor, as defined in the Agreed Interim Order Regarding Involuntary Chapter 11 Case, dated June 22, 2001 a true and correct copy of which is attached hereto, and the terms of which are incorporated herein by this reference with the same force and effect as if set forth herein in full (the "Interim Order") without the consent of the Petitioning Creditors, (ii) CMI fails to perform its other obligations hereunder and does not cure such breach within two (2) business days of receiving notice thereof, or (iii) CMI and the Petitioning Creditors fail to reach an agreement regarding the restructuring of the Senior Notes within ninety (90) days of the entry of this Order, then, in the case of clauses (i), or (ii), the Petitioning Creditors may deliver written notice thereof to CMI, and in the case of clause (iii) either the Petitioning Creditors or CMI may deliver written notice thereof to the other (in any such case the "Notice"), and such Notice shall have the effect of terminating the injunction provided for in this paragraph. Nothing in this Order shall prohibit or affect (i) the right, if any, of the Petitioning Creditors or any other holders of the Senior Notes to commence a subsequent involuntary bankruptcy case against CMI after the service of the Notice, or (ii) the right, if any, of CMI to (A) seek dismissal of such subsequent involuntary case pursuant to section 303(h) of the Bankruptcy Code or otherwise, or (B) dispute the venue of such subsequent involuntary case or to seek to have venue thereof transferred for any reason.

         3. To the extent not fully performed prior to the entry of this Order, CMI, the Petitioning Creditors and Fleet shall perform their respective obligations contained in Paragraph 6, 7, 8 and 13 of the Interim Order.

         4. Notwithstanding any other provision of this Order or the Interim Order, the provisions of Paragraph 9 of the Interim Order are terminated and vacated and this Order and the dismissal of this case are without limitation or prejudice to the rights, claims, remedies, interests, and defenses of WestPoint Stevens, Inc.
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         5.       The Court retains jurisdiction over the Petitioning Creditors,
                  CMI and Fleet solely for purposes of enforcing the specific terms of this Order applicable to the Petitioning Creditors, CMI and Fleet, and for no other purposes whatsoever. In no event shall the Case be reinstated, revived or reversed in whole or in part.

                  AND IT IS SO ORDERED,



                                         /s/ JOSEPH J. FARNAN, JR.
                                       ----------------------------------------
                                       The Honorable Joseph J. Farnan, Jr.
                                       United States District Court Judge

Dated July 9, 2001